UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ] Preliminary Proxy Statement
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[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

REVETT MINING COMPANY, INC.
(Name of Registrant as Specified in Its Charter)

____________________________________________________________
(Name of Persons Filing Proxy Statement If Other Than the Registrant)

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**** IMPORTANT REMINDER TO STOCKHOLDERS****

June 2, 2015

Dear Revett Mining Company, Inc. Stockholder:

By now, you should have received your proxy material for the 2015 Revett Mining Company, Inc. Special Meeting of Stockholders, which is scheduled to be held on June 12, 2015. A proposal to merge with a subsidiary of Hecla Mining Company will be voted on at the Special Meeting. Your custodian’s records indicate that you had not yet voted your shares at the time of the mailing of this reminder letter.

Your Board of Directors unanimously recommends Revett stockholders vote “FOR” the merger proposal. The approval of this merger will solve Revett’s immediate cash crisis, and eliminate the risk of seeking protection in a bankruptcy proceeding. Further, approval of the merger proposal will avoid the need to seek additional financing, including on terms which may not be favorable (if even available). Currently, Revett does not have a source of revenue as a result of operations being suspended.

If the merger is not completed, Revett would have to seek additional financing, which may be unavailable, or consider other alternatives, including a bankruptcy filing.

The Troy mine was placed on care and maintenance in January 2015 due to low metal prices and development of the Troy I Beds has ceased. As a result, Revett has no source of revenue. The Troy Mine remains uneconomic at current copper and silver prices and the Company does not have adequate funds to maintain the Troy Mine and complete permitting at Rock Creek.

Revett presently does not have the financial resources to complete the construction of the new decline at Troy mine (Revett’s sole source of revenue) or to develop Rock Creek.

PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

For further information about the merger proposal, please see the proxy statement/prospectus mailed to you on May 8, 2015.

If you have any questions or if you need assistance voting, or would like another copy of the proxy statement/prospectus, please call Morrow & Co., LLC, our proxy solicitor, at (877) 787-9239.

Thank you for your investment in Revett and for taking the time to vote your shares.

Sincerely,
Revett Mining Company, Inc.